CONTACT:	STEPHEN THERIOT	EXHIBIT 99.1
(201) 587-1000

210 Route 4 East
Paramus , NJ

FOR IMMEDIATE RELEASE – May 4, 2015

Vornado Announces First Quarter 2015 Financial Results

PARAMUS, NEW JERSEY.......VORNADO REALTY TRUST (New York Stock Exchange: VNO) filed its Form 10-Q for the quarter ended March 31, 2015 today and reported:

NET INCOME attributable to common shareholders for the quarter ended March 31, 2015 was $84.6 million, or $0.45 per diluted share, compared to $62.3 million, or $0.33 per diluted share for the quarter ended March 31, 2014.  Net income for the quarters ended March 31, 2015 and 2014 include $0.3 million and $20.8 million, respectively, of real estate impairment losses and $10.9 million of net gains on sale of real estate in the quarter ended March 31, 2015.  In addition, the quarters ended March 31, 2015 and 2014 include certain other items that affect comparability, which are listed in the table below.   Adjusting net income attributable to common shareholders for net gains on sale of real estate, real estate impairment losses and the items in the table below, net of amounts attributable to noncontrolling interests, net income attributable to common shareholders for the quarters ended March 31, 2015 and 2014 was $65.8 million and $45.8 million, or $0.35 and $0.24 per diluted share, respectively.

FUNDS FROM OPERATIONS attributable to common shareholders plus assumed conversions (“FFO”) for the quarter ended March 31, 2015 was $220.1 million, or $1.16 per diluted share, compared to $247.1 million, or $1.31 per diluted share for the prior year’s quarter.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the quarters ended March 31, 2015 and 2014 was $209.3 million and $187.3 million, or $1.10 and $0.99 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2015	2014
FFO (1)	$220,084	$247,079
Per Share	$1.16	$1.31

Items that affect comparability income (expense):
FFO from discontinued operations (including Urban Edge spin-off related
costs of $22,645 in 2015)	$7,396	$45,398
Net gain on sale of residential condominiums and a land parcel	1,860	9,635
Toys "R" Us FFO	1,454	9,267
Other, net	740	(1,285)
	11,450	63,015
Noncontrolling interests' share of above adjustments	(628)	(3,272)
Items that affect comparability, net	$10,822	$59,743

FFO as adjusted for comparability	$209,262	$187,336
Per Share	$1.10	$0.99

(1) See page 3 for a reconciliation of our net income to FFO for the three months ended March 31, 2015 and 2014.

Supplemental Financial Information

Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com.  Vornado Realty Trust is a fully – integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2014.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(tables to follow)

VORNADO REALTY TRUST
OPERATING RESULTS FOR THE THREE MONTHS ENDED
MARCH 31, 2015 AND 2014

	For the Three Months
	Ended March 31,
(Amounts in thousands, except per share amounts)	2015	2014

Revenues	$606,802	$562,381

Income from continuing operations	$109,405	$89,690
Income from discontinued operations	15,841	8,466
Net income	125,246	98,156
Less net income attributable to noncontrolling interests in:
Consolidated subsidiaries	(15,882)	(11,579)
Operating Partnership	(5,275)	(3,848)
Preferred unit distributions of the Operating Partnership	(12)	(12)
Net income attributable to Vornado	104,077	82,717
Preferred share dividends	(19,484)	(20,368)
Net income attributable to common shareholders	$84,593	$62,349

Income per common share - Basic:
Income from continuing operations, net	$0.37	$0.29
Income from discontinued operations, net	0.08	0.04
Net income per common share	$0.45	$0.33
Weighted average shares outstanding	187,999	187,307

Income per common share - Diluted:
Income from continuing operations, net	$0.37	$0.29
Income from discontinued operations, net	0.08	0.04
Net income per common share	$0.45	$0.33
Weighted average shares outstanding	189,336	188,240

FFO attributable to common shareholders plus assumed conversions	$220,084	$247,079
Per diluted share	$1.16	$1.31

FFO as adjusted for comparability	$209,262	$187,336
Per diluted share	$1.10	$0.99

Weighted average shares used in determining FFO per diluted share	189,381	188,287

The following table reconciles our net income to FFO:

(Amounts in thousands)	For the Three Months
	Ended March 31,
Reconciliation of our net income to FFO:	2015	2014
Net income attributable to Vornado	$104,077	$82,717
Depreciation and amortization of real property	118,256	142,569
Net gains on sale of real estate	(10,867)	-
Real estate impairment losses	256	20,842
Proportionate share of adjustments to equity in net income of
Toys, to arrive at FFO:
Depreciation and amortization of real property	-	11,415
Income tax effect of above adjustments	-	(3,995)
Proportionate share of adjustments to equity in net (loss) income of partially owned entities, excluding Toys, to arrive at FFO:
Depreciation and amortization of real property	36,272	25,271
Noncontrolling interests' share of above adjustments	(8,448)	(11,399)
FFO attributable to Vornado	239,546	267,420
Preferred share dividends	(19,484)	(20,368)
FFO attributable to common shareholders	220,062	247,052
Convertible preferred share dividends	22	27
FFO attributable to common shareholders plus assumed conversions	$220,084	$247,079

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gain from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets, extraordinary items and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure.  FFO may not be comparable to similarly titled measures employed by other companies.  A reconciliation of our net income to FFO is provided above.  In addition to FFO, we also disclose FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.  Reconciliations of FFO to FFO as adjusted for comparability is provided on page 1 of this press release.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, May 5, 2015 at 10:00 a.m. Eastern Time (ET).  The conference call can be accessed by dialing 888-895-5479 (domestic) or 847-619-6250 (international) and indicating to the operator the passcode 39538678.  A telephonic replay of the conference call will be available from 1:00 p.m. ET on May 5, 2015 through June 4, 2015.  To access the replay, please dial 888-843-7419 and enter the passcode 39538678#.  A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website for 90 days following the conference call.

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